Exhibit 99.1

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Toll Free: 1-844-638-3246 info@corvusgold.com www.corvusgold.com

NR17-3	March 14, 2017

Corvus Gold Continues to Expand Open-ended Western
Zone, North Bullfrog Project

Highlights:	NB-17-332: 42.7m @ 0.78 g/t Gold & 15.2m @ 0.82 g/t Gold
NB-17-333: 19.8m @ 1.05 g/t Gold
NB-17-338: 15.2m @ 0.98 g/t Gold
NB-17-340: 12.2m @ 0.88 g/t Gold & 11.2 g/t Silver

Vancouver, B.C… Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces results from an additional nine holes in the Western Zone (Table 1). These latest results continue to outline a broad zone of near surface, shallow mineralization over a strike length of at least 700 metres and over a width of at least 200 metres, which lies immediately west of the current designed pit perimeter (Figure 1).  The Western Zone has two, broad, higher grade, and structurally controlled, stockwork quartz zones internally, with grades above the 0.52 g /t mill cutoff grade and is believed to have higher grade potential at depth.  It appears the Western Zone remains open to the south, west and at depth and is an immediate follow-up drill target for further potential resource expansion.

Figure 1 Map showing new Western Zone drill hole locations

Corvus Gold Inc.	- 2 -	March 14, 2017
NR17-3 Continued

Jeff Pontius, President and CEO of Corvus said, "The follow-up results from our drilling on the Western Zone have been encouraging and are outlining what appears to be a potential expansion of the main deposit to the west under shallow gravel cover.  As this zone is still open in many directions, its impact on any potential resource expansion is unconstrained at this point.  For the past 4 weeks Corvus has been testing our first group of "New Discovery" targets away from the main deposit area and we are encouraged by the strength and size of the alteration systems we have been intersecting, with initial results expected in the next few weeks.  We are of the view that the more we work and drill on the North Bullfrog project, the more potential emerges for a major discovery."

Table 1
Phase II Drill Results - Western Zones
(Reported drill intercepts are not true widths.  At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)
	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-17-332	47.24	184.4	137.16	0.45	1.15
AZ 085 dip-70 inc	51.82	67.06	15.24	0.82	1.59
inc	80.77	123.44	42.67	0.78	1.38
	188.98	213.36	24.38	0.13	0.30
	Hole ended in gold mineralization

NB-17-333	88.39	190.5	102.11	0.38	0.93
AZ 090 dip-65 inc	91.44	111.25	19.81	1.05	1.85

NB-17-334	76.20	155.45	79.25	0.31	0.76
AZ 090 dip-55 inc	76.20	80.77	4.57	0.56	0.85
inc	124.97	138.68	13.71	0.60	1.35
	167.64	172.21	4.57	0.12	0.36
	176.78	214.88	38.10	0.25	1.14
inc	192.02	196.60	4.57	0.97	4.01
	Hole ended in gold mineralization

NB-17-335	64.01	92.96	28.95	0.49	1.97
AZ 090 dip-55 inc	67.06	79.25	12.19	0.78	2.34
	99.06	160.02	60.96	0.31	6.28
inc	132.59	135.64	3.05	1.04	7.00
inc	140.21	141.73	1.52	1.01	18.00
inc	147.83	149.35	1.52	0.76	59.00

NB-17-336	42.67	48.77	6.10	0.26	0.37
AZ 085 dip-45	57.91	65.53	7.62	1.04	0.69
inc	59.44	62.48	3.05	2.18	0.94
	109.73	114.30	4.57	0.38	0.74
	137.16	140.21	3.05	0.31	0.80
	146.30	179.83	33.53	0.34	0.41
inc	150.88	152.40	1.52	0.95	0.41
inc	160.02	164.59	4.57	0.61	0.66

Corvus Gold Inc.	- 3 -	March 14, 2017
NR17-3 Continued

	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-17-337	30.48	41.15	10.67	0.36	0.46
AZ 090 dip-50 inc	38.10	39.62	1.52	1.21	1.34

NB-17-338	45.72	70.10	24.38	0.71	1.33
AZ 090 dip-50 inc	47.24	62.48	15.24	0.98	1.65
	76.20	91.44	15.24	0.26	0.53

NB-17-339	132.59	134.11	1.52	0.34	0.49
AZ 090 dip -55
NB-17-340	65.53	68.58	3.05	0.58	0.45
AZ 085 dip-60 inc	67.06	68.58	1.52	1.03	0.60
	73.15	150.88	77.73	0.43	2.67
inc	76.20	79.25	3.05	0.93	2.38
inc	105.16	117.35	12.19	0.88	11.22
inc	129.54	137.16	7.62	0.94	0.65
* Mineralized thickness calculated @ 0.10 g/t Au cutoff with internal intervals calculated @ 1.0 g/t Au cutoff

Western Zone

The mineralization intersected in the Western Zone is controlled by a large northeast trending structural zone which can be tracked for a strike length of nearly 1.5 kilometres.  Drilling to date has tested about ½ the length of the Western Zone structural extent.  The zone contains two discreet fault zones that host higher grade mineralization and display good continuity along strike.  These zones have been intersected from near surface down to a vertical depth of about 150 metres which is the depth of the currently designed pit to the east.

Additional potential exists for one or more zones to develop to the west of the current drill area as illustrated in prior hole NB-17-329 (NR17-2, February 23, 2017) with 38.1m @ 0.97 g/t gold from a new zone.  In addition, exploration in 2014 tested a structural target some 300 metres west of the Western Zone and outlined a small higher grade resource whose expansion potential has yet to be followed up.  The Western Zone and the large area of shallow gravel cover which could host a number of new zone of shallow, higher grade mineralization.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

Corvus Gold Inc.	- 4 -	March 14, 2017
NR17-3 Continued

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having NI 43-101 mineral resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket).   The project contains a measured mineral resource of 3.86 Mt at an average grade of 2.55 g/t gold and 19.70 g/t silver, containing 316.5k ounces of gold and 2,445k ounces of silver, an indicated mineral resource of 1.81 Mt at an average grade of 1.53 g/t gold, and 10.20 g/t silver, containing 89.1k ounces of gold and 593.6k ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.5k ounces of gold and 202.7k ounces of silver for oxide mill processing.  The mineral resource for the mill process was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.52 g/t gold. In addition, the project contains a measured mineral resource of  0.3 Mt at an average grade of 0.25 g/t gold and 2.76 g/t silver, containing 2.4k ounces of gold and 26.6k ounces of silver, an indicated mineral resource of 22.86 Mt at an average grade of 0.30 g/t gold and 0.43 g/t silver, containing 220.5k ounces of gold and 316.1k ounces of silver and an inferred mineral resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,077.4k ounces of gold and 3,799.2k ounces of silver for oxide, heap leach processing. The mineral resource for heap leach processing was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.15 g/t.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects ("NI 43-101"), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold's Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

For additional information on the North Bullfrog project, including information relating to exploration, data verification and the mineral resource estimates, see "Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, NYE County, Nevada" dated June 16, 2015 as amended and restated May 18, 2016 which is available under Corvus' SEDAR profile at www.sedar.com.

Corvus Gold Inc.	- 5 -	March 14, 2017
NR17-3 Continued

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the potential for new deposits and expected increases in a system's potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company's belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2014 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company's most recent filings with the United States Securities and Exchange Commission (the "SEC").  All of the Company's Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Cautionary Note Regarding References to Resources and Reserves

NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on May 10, 2014 (the "CIM Standards") as they may be amended from time to time by the CIM.

Corvus Gold Inc.	- 6 -	March 14, 2017
NR17-3 Continued

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7").  Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.